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                                                                    EXHIBIT 4.10


                                                                  EXECUTION COPY

                          SHAREHOLDER RIGHTS AGREEMENT

        This Shareholder Rights Agreement (the "Agreement") is made on November 29, 2000, by YellowBrix, Inc., a Delaware corporation (the "Company"), and the investors whose names and addresses appear on Schedule I hereto (the "Investors").

                                    RECITALS

        A. The Investors have each agreed to purchase a convertible secured promissory note or notes (the "Note" or "Notes") and a warrant or warrants (the "Warrant" or "Warrants"), pursuant to a Convertible Note and Warrant Purchase Agreement, by and among the Company and the Investors, of even date herewith ("Purchase Agreement").

        B. The Company desires to extend incidental registration rights to the Investors pursuant to this Agreement. The Company also desires to impose certain transfer restrictions and other obligations on the Investors as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

        1.      Registration Rights.

                1.1.    Definitions.

                As used in this Section 1:

                (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                (b) the term "Registrable Securities" means (i) the shares of the Company's Common Stock then issued and issuable upon conversion of a Note and/or exercise of a Warrant, (ii) the shares of the Company's Common Stock then issued and issuable upon conversion of shares of the Company's Series A Preferred Stock, which shares were issued to an Investor upon Investor's exercise of a Warrant and/or the conversion of a Note, (iii) the shares of the Company's Common Stock then issued and issuable upon conversion of shares of the Company's preferred stock or other capital stock that may be issued in a Qualified Financing (as defined in the Purchase Agreement), and (iv) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clauses (i)-(iii) hereof;

                (c) the term "Other Shareholders" shall mean any other shareholders of the Company who have registration rights with whom the Investor would be entitled to participate in a registration under this Agreement;


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                (d)     "Registration Expenses" shall mean all expenses incurred
by the Company in compliance with Section 1 hereof, including, without limitation, all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Investors and Other Shareholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

                (e) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities;

                (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar law then in force; and

                (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar law then in force.

                1.2.    Company Registration.

                (a) If the Company shall determine to register any of its equity securities, other than a registration relating solely to its initial public offering of common stock utilizing Form S-1, any employee stock option and benefit plans utilizing Form S-8, or a registration of shares issued in a reclassification, merger, consolidation or transfer of assets transaction utilizing Form S-4, or any registration form which does not permit secondary sales, the Company will:

                (i) promptly give to the Investors a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Investors within fifteen days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 1.2(b) below. Such written request may specify all or a part of the Investor's Registrable Securities.

                (b) If the registration pursuant to this Section 1.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed on a firm commitment basis by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, the Company shall so advise each of the Investors as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of each of the Investors to registration pursuant to this Section 1.2 shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting to the extent provided herein. The Investors whose shares are to be included in such registration shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the



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representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the representative determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the number of securities that may be included in the registration and underwriting by each of the Investors and the Other Shareholders shall be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Investors or any Other Shareholders disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, the Investors' registration rights hereunder shall be subject to further restrictions and limitations as set forth in the Shareholders Agreement dated as of December 11, 1997, the Rights Agreement dated as of April 21, 1999, the Shareholder Rights Agreement dated as of October 26, 1999, and the Shareholder Rights Agreement dated as of March 9, 2000, by and among the Company and various other investors, and the Investors agree to be bound by such further restrictions and limitations, which include, without limitation, senior registration rights and cutback rights.

                1.3.    Expenses of Registration.

                All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Investors whose Registrable Securities are so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Investors, the registration statement does not become effective, in which case each of the Investors and Other Shareholders requesting registration, including such holder(s) so withdrawing, shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request.

                1.4.    Registration Procedures.

                In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Investors advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                (i) keep such registration effective for a period of 180 days or until the Investors have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 180-day period shall be extended for a period of time equal to the period during which the Investors refrain from selling any securities included in such registration in accordance with provisions in Section 1.8 hereof; provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of


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                filing a post-effective amendment which (y) includes any
                prospectus required by Section 10(a) of the Securities Act or
                (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

                (ii) furnish such number of prospectuses and other documents incident thereto as each of the Investors from time to time may reasonably request.

                1.5.    Indemnification.

                (a) The Company will indemnify the Investor, each of their respective officers, directors, shareholders, members and partners, and each person controlling the Investor, as the case may be, with respect to each registration which has been effected pursuant to this Agreement, and each underwriter (including any officers, directors and partners), if any, and each person who controls any underwriter within the meaning of the Securities Act, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investors, each of their respective officers, directors and partners, and each person controlling the Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Investors or underwriter and stated to be specifically for use therein.

                 (b) Each Investor will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Shareholder and each of their officers, directors, and partners, and each person controlling such Other Shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the Investor, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Investor, as the case may be, therein not misleading, and will reimburse the Company and such Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending



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any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor, as the case may be, and stated to be specifically for use therein; provided, however, that the obligations of any Investor hereunder and under Section 1.5(d) shall be limited to an amount equal to the net proceeds to the Investor of securities sold pursuant to such registration statement or prospectus.

                (c)     Each party entitled to indemnification under this
Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose timely approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



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                (e)     The foregoing indemnity agreement of the Company and the
Investors is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Securities and Exchange Commission ("SEC") at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                1.6.    Information by the Investor.

                Each Investor holding securities included in any registration shall furnish to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                1.7.    Rule 144 Reporting.

                With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                (iii) so long as the Investor owns any Registrable Securities, furnish to the Investor, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor to sell any such securities without registration.

                1.8.    "Market Stand-off" Agreement.

                If requested by the Company and an underwriter of Common Stock (or other securities of the Company), the Investor shall not sell or otherwise transfer or dispose of any



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Common Stock or Series A Preferred Stock (or other securities) of the Company held by such Investor during the 180 days following the effective date of the initial registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the Common Stock or Series A Preferred Stock (or other securities) subject to the foregoing restrictions until the end of said period. The provisions of this Section 1.8 shall be binding upon any transferee who acquires Registrable Securities.

                1.9.    Assignment.

                The rights set forth in this Section 1 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Investor, and shall be bound by all obligations and limitations of this Agreement).


        2.      Interpretation Of This Agreement.

                (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person.

                (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.


        3.      Miscellaneous.

                (a) Subsequent Shareholders. This Agreement shall be fully applicable to (i) all Registrable Securities owned by the Investors, and all other securities of the Company, whether now owned or hereafter acquired by any Investor, (ii) all who subsequently acquire a community property or any other interest in any such securities subject to this Agreement and (iii) any of the securities of the Company subject to this Agreement transferred by a party hereto to any other person in accordance with this Agreement. Any person acquiring an interest in any securities of the Company subject to this Agreement shall execute and deliver to the Company a separate Shareholder Rights Agreement in the form of this Agreement pursuant to which such person acknowledges that it is bound by all of the terms and provisions of this Agreement; provided, however, that the failure to execute and deliver such a Shareholder Rights Agreement shall not be deemed to relieve such person of the restrictions imposed by this Agreement. Any attempted dispositions in breach of this Agreement shall be void.

                (b) Notices. (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:


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                (1) if to the Investors or to any Investor, to the last known address of such Investor on the books of the Company, or at such other address as any Investor may have furnished the Company in writing.

                (2) if to the Company, to:

                        Yellow Brix, Inc.
                        66 Canal Center Plaza
                        Suite 700
                        Alexandria, Virginia  22314
                        Attention: Chief Financial Officer
                        Fax: (703) 548-9161

                with a copy to:

                        Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. 11911 Freedom Drive
                        Suite 400
                        Reston, Virginia  20190
                        Attention:  Wayne M. Zell, Esq.
                        Fax:  (703) 464-4895

                (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                (f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and Investors who hold more than fifty percent (50%) of the number of issued and outstanding Registrable Securities.

                (g) Counterparts; Fax Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. This Shareholder Rights Agreement may be executed by fax delivery of a signed signature page to the other parties and such fax execution will be effective for all purposes.


                         [SIGNATURES ON FOLLOWING PAGES]



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        IN WITNESS WHEREOF, the duly authorized representatives of the undersigned have executed this Agreement as of the date first written above.



                                        YELLOWBRIX, INC.



                                        By: /s/ DAVID C. HOPPMANN
                                            --------------------------------
                                        Name: David C. Hoppmann
                                        Title: CEO


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]



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                                        ABN AMRO CAPITAL (USA), INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:




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                                                                  EXECUTION COPY


                                   SCHEDULE I

                        NAMES AND ADDRESSES OF INVESTORS



                                ABN AMRO CAPITAL (USA), INC.
                                208 S. LaSalle Street, Suite 1000
                                Chicago, Illinois  60604